Exhibit 24

SUBSTITUTE POWER OF ATTORNEY

Pursuant to a written limited power of attorney, a copy of which was previously filed (collectively, the “Powers of Attorney”), the undersigned, Brett Soloway, has been constituted and appointed the true and lawful attorney-in-fact, with full power of substitution, to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted in the Powers of Attorney, by the following officers and/or directors of Cushman & Wakefield plc:

John Forrester

Neil Johnston

Michelle MacKay

Andrew McDonald

Nathaniel Robinson

Brett White

Angelique Brunner

Jonathan Coslet

Timothy Dattels

Jodie McLean

Anthony Miller

Lincoln Pan

Angela Sun

Billie Williamson

Pursuant to the powers granted to the undersigned in the Powers of Attorney, the undersigned hereby constitutes and appoints Steven Belew as a substitute to the undersigned attorney-in-fact, with full power and authority to do and perform any and all acts which may be necessary or desirable to be done in the exercise of the rights and powers granted to the undersigned in the Powers of Attorney. By his signature as attorney-in-fact to this Substitute Power of Attorney, Steven Belew accepts such appointment and agrees to assume from the undersigned any and all duties and responsibilities attendant to his capacity as attorney-in-fact.

Date: March 30, 2023

By: /s/ Brett Soloway

Name: Brett Soloway

Title: Attorney-in-Fact

I ACCEPT THIS APPOINTMENT AND SUBSTITUTION:

By: /s/ Steven Belew

Name: Steven Belew